EXHIBIT 10.1

ACCO BRANDS CORPORATION

2011 AMENDED AND RESTATED INCENTIVE PLAN
AMENDMENT OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AMENDMENT OF RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”) is made and entered into this December 7, 2011 by and between ACCO Brands Corporation, a Delaware corporation (collectively with all subsidiaries, the “Company”) and Robert J. Keller (“Grantee”).

WHEREAS, the Company and Grantee entered into a Restricted Stock Unit Award Agreement dated February 24, 2011 (the “RSU Award”) pursuant to the 2011 Amended and Restated Incentive Plan (then known as the Amended and Restated 2005 Incentive Plan) (“Plan”), granting Grantee 500,000 restricted stock units (“RSUs”), and subject to vesting and becoming nonforfeitable on January 2, 2015 provided that Grantee is then employed (or Grantee satisfies certain other events enumerated therein as may occur prior to such date);

WHEREAS, the RSU Award provides for full and immediate vesting of the RSUs thereunder upon the occurrence of a Change in Control while Grantee is employed by the Company;

WHEREAS, the Company has entered into an Agreement and Plan of Merger among Meadwestvaco Corporation, Monaco Spinco Inc., Augusta Acquisition Sub, Inc. and the Company dated as of November 17, 2011 (“Merger Agreement”), pursuant to the consummation of which, on the Effective Time (as defined in the Merger Agreement) of the Merger, a change in the ownership of the Company will occur under Treasury Regulation Section 1.409A-3(i)(5)(v) (the “Merger”);

WHEREAS, on the Effective Time of the Merger the RSU Award may become fully vested and payable to Grantee in accordance with its terms absent this Amendment; and

WHEREAS, the Company and Grantee desire to amend the RSU Award to provide that the consummation of the Merger shall not constitute a vesting event, but that vesting shall occur upon an involuntary termination of Grantee by the Company without Cause thereafter.

NOW, THEREFORE, subject to the terms and conditions set forth herein:

1. Defined Terms.  Any capitalized term not defined herein shall have the meaning of such term as defined in the Plan.

2. Effective Date.  This Amendment shall be effective on the occurrence of the Effective Time.  If the Merger Agreement shall be terminated prior to the occurrence of the Effective Time, this Amendment shall be void ab initio.

3. No Vesting on Effective Time.  The terms of Section 3(d) of the RSU Award to the contrary notwithstanding, for purposes of Section 3(d) the occurrence of the Effective Time shall be disregarded such that such occurrence shall not cause the RSUs to become fully vested or nonforfeitable.

4. Involuntary Termination Without Cause.  Section 3(b) of the RSU Award is amended (i) by changing the title thereof to “Death; Disability; Involuntary Termination without Cause” and (ii) to include the following two sentences at the end thereof:  Upon the occurrence of Grantee’s involuntary Separation from Service by the Company without Cause at any time upon or after the occurrence of the Effective Time, the unvested Restricted Stock Units shall thereupon become fully vested and nonforfeitable.  For purposes of this RSU Award, “Cause” shall mean (x) a material breach by Grantee of those duties and responsibilities that do not differ in any material respect from Grantee’s duties and responsibilities during the ninety-day period immediately prior to such Separation from Service, which breach is demonstrably willful and deliberate on Grantee’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Committee specifying such breach, (y) the conviction of Grantee for a felony, or (z) dishonesty or willful misconduct in connection with Grantee’s employment or services resulting in material economic harm to the Company.

5. RSU Award Affirmed as Amended.  The RSU Award is affirmed, ratified and continued, as amended hereby.

6. Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original hereof and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

ACCO BRANDS CORPORATION By: /s/Steven Rubin Title: Sr. Vice President, Secretary & General Counsel
By: /s/Robert Jenkins Title: Presiding Independent Director
/s/Robert Keller Robert J. Keller